LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and Global Med Technologies, Inc., a Colorado corporation (“Global Med”), and PeopleMed.com, Inc., a Colorado corporation (“PeopleMed” and, together with Global Med, the “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

      1       ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

     2.1    Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1	Revolving Advances.

                     (a)   Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

                     (b)    Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2	Letters of Credit Sublimit.

                     (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Five Hundred Thousand Dollars ($500,000). The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and minus (iii) the FX Reserve. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

                     (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

                     (c)    Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

                     (d)    To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

     2.1.3   Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to Five Hundred Thousand Dollars ($500,000) (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve.

     2.1.4   Cash Management Services Sublimit. Borrower may use up to Five Hundred Thousand Dollars ($500,000) of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts used by Borrower for Cash Management Services will be treated as Advances under the Revolving Line, will accrue interest at the interest rate applicable to Advances, and will reduce the amount otherwise available for Credit Extensions thereunder.

2.1.5	Term Loan.

                     (a)   Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make up to two term advances (each, a “Term Loan Advance” and, collectively, “Term Loan Advances”) in an aggregate amount not exceeding the Term Loan Amount.

                      (b)   Repayment. Borrower shall pay monthly payments of accrued interest beginning on the date of each Term Loan Advance through December 31, 2008. Term Loan Advances outstanding on December 31, 2008 shall be payable in (i) sixty (60) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on January 1, 2009 and ending on the Term Loan Maturity Date, at which time all outstanding principal and all accrued unpaid interest and other amounts owing in connection with the Term Loan Advances shall be immediately due and payable.

(c)	Prepayment.

                                            (i)   At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay a portion, but not all, of the Term Loan Advances made by Bank under this Agreement with no penalty or premium, provided Borrower provides written notice to Bank of its election to exercise to prepay a portion of the Term Loan Advances at least one (1) Business Day prior to such partial prepayment and that such partial prepayment shall be applied to the remaining amortization payments in reverse order of maturity. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances made by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay all such Term Loan Advances at least 30 days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term Loan Advances through the date the prepayment is made; (ii) all unpaid principal with respect to the Term Loan Advances; (iii) a premium equal to the Make-Whole Premium; and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

                      (d)     Excess Cash Flow. Beginning ninety (90) days after the close of each fiscal year, (commencing with Borrower’s fiscal year ending December 31, 2008, therefore occurring initially by March 31, 2009) and continuing on the same day of each year thereafter until the Term Loan Maturity Date or until all amounts owing under the Term Loan have been paid in full, whichever first occurs, Borrower shall pay Bank an annual amount equal to 25% of Borrower’s Excess Cash Flow for the immediately preceding fiscal year. Notwithstanding the foregoing, for the first Excess Cash Flow payment only, such amount will be based on Excess Cash Flow for the semi-annual period beginning on July 1, 2008 through December 31, 2008. Excess Cash Flow payments will be allocated to the Term Loan payment schedule in the inverse order of payments due beginning backwards from the Term Loan Maturity Date.

     2.2     Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.3	Payment of Interest on the Credit Extensions.

	(a)	Interest Rate.

                                            (i)  Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of one half of one percentage point (0.50%) above the Prime Rate, or 5.50%, which interest shall be payable monthly in accordance with Section 2.3(f) below.

                                            (ii)  Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to the greater of two percentage points (2.0%) above the Prime Rate fixed at the time of funding, or 7.00%, which interest shall be payable monthly in accordance with Section 2.3(f) below.

                      (b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

                      (c)    Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

                      (d)    360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                      (e)    Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

                      (f)    Payments. Unless otherwise provided, interest is payable monthly on the first calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.4	Fees. Borrower shall pay to Bank:

	(a)	Commitment Fees.

                                            (i) Revolving Advances. A fully earned, non-refundable revolving commitment fee equal to 0.375% of the Revolving Line, on the Effective Date; and

                                            (ii) Term Loan. A fully earned, non-refundable term commitment fee equal to Thirty-Seven Thousand Five Hundred Dollars ($37,500), on the Effective Date provided, however that if Borrower agrees to maintain $1,500,000 in Bank’s EuroDollar Sweep investment product, the term commitment fee shall be reduced to Eighteen Thousand Seven Hundred Fifty Dollars ($18,750); and

                       (b)   Good Faith Deposit. A good faith deposit in an amount equal to Twenty-Five Thousand Dollars ($25,000) (the receipt of which Bank hereby acknowledges), which deposit shall be applied to Bank Expenses; and

                       (c)    Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit by Bank; and

                       (d)  Make-Whole Premium. The Make-Whole Premium when due pursuant to the terms of Section 2.1.5(c).

                       (e)   Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

                       (f)   Late Payment Fee. A late payment fee equal to five percent (5%) of any payment or other amount not paid when due hereunder; and

                       (g)   Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

      3      CONDITIONS OF LOANS

     3.1   Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

                       (a)  duly executed original signatures to the Loan Documents to which it is a party;

                       (b)  duly executed original signatures to the Control Agreements;

                       (c)  its Operating Documents and a good standing certificate of Borrower certified by theSecretary of State of the State of Colorado as of a date no earlier than thirty (30) days prior to the Effective Date;

                       (d)  duly executed original signatures to the completed Borrowing Resolutions for Borrower;

                       (e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Advance or Credit Extension, will be terminated or released;

                       (f)  the Perfection Certificate(s) executed by Borrower;

                       (g) a landlord’s consent executed in favor of Bank;

                       (h) certificate(s) for the Shares, accompanied by an instrument of assignment duly executed in blank by Borrowers, within 30 days after the Inlog Acquisition;

                       (i)   the insurance policies and/or endorsements required pursuant to Section 6.5 hereof together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank;

                       (j)   as a condition precedent to any Advance which would cause the aggregate amount of all outstanding Advances to exceed $500,000, the completion of the Initial Audit with results satisfactory to Bank in its sole and absolute discretion; and

                       (k)   payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

      3.2     Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                       (a)   except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

                       (b)  the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

                       (c)   in Bank’s sole discretion, there has not been a Material Adverse Change.

3.3 Covenant to Deliver.

     Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.

3.4	Procedures for Borrowing.

                       (a)   Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

4	CREATION OF SECURITY INTEREST

      4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

     Borrower hereby pledges, assigns and grants (and shall cause any Subsidiary to pledge, assign and grant) to Bank a security interest in all shares of stock which are part of the Collateral, including without limitation sixty five percent (65%) of Borrower’s or any Subsidiary’s equity interests in Inlog, S.A. after the Inlog Acquisition (collectively, the “Shares”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. The certificate or certificates for the Shares will be delivered to Bank (and, in the case of the Shares representing 65% of Borrower’s equity interests in Inlog, S.A., within 30 days after the Inlog Acquisition), accompanied by an instrument of assignment duly executed in blank by Borrower, and Borrower shall cause the books of each entity whose shares are part of the Shares and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default, Bank may effect the transfer of the Shares into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. The Shares are not held in a brokerage or similar securities account

     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

     4.2    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Bank agrees to terminate such financing statements, or authorize Borrower to do so, if this Agreement is terminated, the Obligations are repaid in full in cash and Bank has no obligation to make Credit Extensions.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

     5.1     Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good  standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

     The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b) ) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

     5.2    Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

      All Inventory is in all material respects of good and marketable quality, free from material defects.

     Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

     5.3 Accounts Receivable. For any Eligible Domestic Account and Eligible Foreign Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Domestic Accounts and Eligible Foreign Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. If Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Domestic Account and Eligible Foreign Account. All sales and other transactions underlying or giving rise to each Eligible Domestic Account and Eligible Foreign Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Domestic Account and Eligible Foreign Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Domestic Accounts and Eligible Foreign Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

     5.4   Litigation. Other than the Jackson Proceedings, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000).

     5.5   No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.6   Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.7   Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

     5.8   Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.9   Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     5.10   Use of Proceeds. Borrower shall use the proceeds of the Term Loan Advances solely for the purpose of financing the Inlog Acquisition and the eDonor Asset Purchase. Borrower shall use the proceeds of the Advances solely to fund its general business requirements including working capital support and acquisition financing and not for personal, family, household or agricultural purposes.

     5.11   Shares. Beginning on the date of the Inlog Acquisition and at all times thereafter, Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

     5.12   Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6        AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

6.1	Government Compliance.

                 (a)   Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

                 (b)   Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2	Financial Statements, Reports, Certificates.

                 (a)   Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion (Bank acknowledges that Borrower’s audit firm as of the Effective Date, EK&H, is acceptable to Bank); (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (iv) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000) or more; (v) prompt notice of an event that materially and adversely affects the value of the intellectual property; and (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

                 (b) Within thirty (30) days after the last day of each month at all times during which any Advance or other amounts are owing under Sections 2.1.1, 2.1.2, 2.1.3 or 2.1.4 and as a condition precedent to any such borrowing, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

                 (c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

                 (d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every twelve (12) months unless a Default or an Event of Default has occurred and is continuing.

     6.3   Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

     6.4   Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

     6.5   Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender’s loss payee and additional insured and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6	Operating Accounts.

                 (a) Other than for the Investment described in subsection (j) of the defined term “Permitted Investments”, maintain its and all of its Domestic Subsidiaries’ primary operating and other deposit accounts and investment and securities accounts with Bank and Bank’s Affiliates which accounts shall represent at least 70% of the dollar value of Borrower’s and all of its Domestic Subsidiaries’ accounts at all financial institutions.

                 (b)  Provide Bank five (5) days prior written notice before establishing any new Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower and all of its Domestic Subsidiaries’ at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, or (ii) Collateral Accounts of Borrower’s Foreign Subsidiaries.

     6.7  Financial Covenants

      Borrower shall maintain at all times, tested as of the last day of each quarter, unless otherwise noted:

                  (a)   Free Cash Flow. A minimum cumulative Free Cash Flow in the amount set forth belowfor the corresponding cumulative period, as follows:

	Cumulative Period	Amount

•	Three (3) months ending September 30, 2008	$300,000
•	Six (6) months ending December 31, 2008	$900,000

•	Three (3) months ending March 31, 2009	$600,000
•	Six (6) months ending June 30, 2009	$1,200,000
•	Nine (9) months ending September 30, 2009	$1,800,000
•	Twelve (12) months ending December 31, 2009	$2,400,000

•	Three (3) months ending March 31, 2010	$600,000
•	Six (6) months ending June 30, 2010	$1,200,000
•	Nine (9) months ending September 30, 2010	$1,800,000
•	Twelve (12) months ending December 31, 2010	$2,400,000

•	Three (3) months ending March 31, 2011	$800,000
•	Six (6) months ending June 30, 2011	$1,600,000
•	Nine (9) months ending September 30, 2011	$2,400,000
•	Twelve (12) months ending December 31, 2011	$3,200,000
•	Each fiscal quarter thereafter will replicate the quarterly requirement for the 2011 fiscal year.

                                 (b)   Liquidity Ratio. A ratio of unrestricted cash, Cash Equivalents and marketable securities plus net billed Accounts to total consolidated Funded Debt of not less than the following, tested monthly:

Period	Ratio
Effective Date through and including September 30, 2008	1.10:1.00
October 1, 2008 through and including March 31, 2009	1.30:1.00
April 1, 2009 through and including June 30, 2009	1.40:1.00
Each month thereafter	1.75:1.00

During the intra-quarter months only, a violation of the applicable minimum Liquidity Ratio in a particular intra-quarter month will not constitute an Event of Default if as of that month end, Borrower maintains greater than Two Million Five Hundred Thousand Dollars ($2,500,000) of unrestricted cash with Bank and Bank’s Affiliate.

     6.8   Protection and Registration of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent. If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.

     6.9   Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

     6.10 Future Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary incorporated or formed under the laws of a United States jurisdiction, Borrower shall cause such Subsidiary to, and such Subsidiary shall, promptly execute such documents as Bank may require to become a Borrower hereunder.

     6.11 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7 NEGATIVE COVENANTS

       Borrower shall not do any of the following without Bank’s prior written consent:

     7.1   Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and (c) in connection with Permitted Liens and Permitted Investments.

     7.2   Changes in Business, Management, Ownership, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management or (ii) permit or suffer any Change in Control. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3   Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person. Subject to Bank’s satisfactory review of all agreements and other documentation entered into in connection with the Inlog Acquisition, the eDonor Asset Purchase and the Hemo-Net LLC Asset Purchase on terms satisfactory to Bank, Bank shall permit Borrower to consummate the Inlog Acquisition, the eDonor Asset Purchase and the Hemo-Net LLC Asset Purchase, in each case on terms satisfactory to Bank, provided however that Bank’s consent to the eDonor Asset Purchase shall be subject to Borrower’s receipt of net cash proceeds in amount equal to or greater than Two Million Dollars ($2,000,000) from the sale or issuance of Borrower’s equity securities.

     7.4   Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5   Encumbrance. Create, incur, allow, or suffer any Lien on any of its property including without limitation intellectual property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

     7.6   Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6. (b) hereof.

     7.7   Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

     7.8   Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, and (ii) Permitted Investments.

     7.9   Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

     7.10   Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

     8.1   Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2	Covenant Default.

               (a)   Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10 or violates any covenant in Section 7; or

            (b)  Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3	Material Adverse Change. A Material Adverse Change occurs;

      8.4   Attachment. (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver; (b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; or (d) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under clauses (a) through (d) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period;

     8.5   Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

     8.6   Other Agreements. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s or any Guarantor’s business;

     8.7   Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

     8.8   Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

     8.9    Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

     8.11  Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

           (a)  declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

           (b)  stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

           (c)  demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)	terminate any FX Forward Contracts;

               (e)  settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

           (f)   make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

           (g)  apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

           (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

           (i)   place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)	demand and receive copies of Borrower’s Books; and

               (k)  exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

     9.2   Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

     9.3  Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

     9.4  Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.5  Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6  No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

     9.7  Shares. Borrower recognizes that Bank may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

     9.8  Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES

     All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Global Med Technologies, Inc. and PeopleMed.com, Inc.
c/o Global Med Technologies, Inc.
12600 West Colfax Ave., Suite C-420
Lakewood, CO 80215
Attn: Mick Ruxin, M.D., Chairman & CEO or Darren Craig V.P. of Finance
Fax: 916-404-8419
Email: mick@globalmedtech.com, craigd@wyndgatte.com

If to Bank:	Silicon Valley Bank 380 Interlocken Crescent, Suite 600 Broomfield, CO 80021 Attn: Ryan Lee Fax: (303) 469-9088 Email: rlee3@svb.com

CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed except as otherwise required by law. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

11	GENERAL PROVISIONS

     11.1         Successors and Assigns. This Agreement binds and is for the benefit of the successors andpermitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

     11.2      Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.

11.3	Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.4	Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     11.5       Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     11.6      Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     11.7      Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 11.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     11.8   Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     11.9   Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12 CO-BORROWER PROVISIONS.

                 (a) Primary Obligation. This Agreement is a primary and original obligation of each of Global Med and PeopleMed and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates.

                 (b) Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

                 (c) Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of Borrower.

                 (d)  Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

                 (e) Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

                 (f)   Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

(g) Right to Settle, Release.

            The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

          Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

                 (h) Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination

13	DEFINITIONS

13.1	Definitions. As used in this Agreement, the following terms have the following meanings:

     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

     “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

      “Advance” or “Advances” means an advance (or advances) under the Revolving Line.

     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

     “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

     “Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower” is defined in the preamble hereof.

     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

     “Borrowing Base” is the lesser of (a) 1,000,000, or (b) (i) 80% of Eligible Accounts subject to a dilution rate between zero and five percent (0-5%), (ii) 75% of Eligible Accounts subject to a dilution rate between six and ten percent (6-10%), and (iii) 70% of Eligible Accounts subject to a dilution rate between eleven and fifteen percent (11-15%), in each case as such dilution rate shall be calculated by Bank based on Bank’s initial field examination and other audits of the Accounts and/or as determined by Bank based on Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

      “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.

     “Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

       “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

      “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

       “Cash Management Services” is defined in Section 2.1.4.

     “Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower’s then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

       “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

      “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

     “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

       “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit E.

     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

     “Credit Extension” is any Advance, Letter of Credit, Term Loan Advance, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

      “Credit Party” means Borrowers and each of Borrower’s Subsidiaries.

     “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default Rate” is defined in Section 2.3(b) .

     “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

     “Designated Deposit Account” is Borrower’s deposit account, account number _____________, maintained with Bank.

       “Dollars,” “dollars” and “$” each mean lawful money of the United States.

     “Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

     “Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) September 30, 2008, or (b) an Event of Default.

     “EBITDA” shall mean (a) Net Income, plus (b) income tax expense, plus (c) Interest Expense, plus (d) depreciation expense, amortization expense, non-cash stock compensation expense, and non-recurring non-cash charges.

      “eDonor Asset Purchase” means Borrower’s purchase of the assets of eDonor on terms satisfactory to Bank.

       “Effective Date” is the date Bank executes this Agreement as indicated on the signature page hereof.

     “Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Eligible Accounts shall not include:

(a)	Accounts for which the Account Debtor has not been invoiced;

(b)	Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(c)	Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(d)	Accounts with credit balances over ninety (90) days from invoice date;

          (e)      Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts except for McKesson Information Solutions LLC, for which such percentage is 35%, for the amounts that exceed that percentage, unless Bank approves in writing;

          (f)     Accounts owing from an Account Debtor which does not have its principal place of business in the United States except for Eligible Foreign Accounts;

         (g)     Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

         (h)     Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

         (i)     Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(j)	Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

         (k)     Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

        (m)     Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

     “Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are (a) covered by credit insurance satisfactory to Bank, less any deductible; (b) supported by letter(s) of credit acceptable to Bank; or (c) that Bank approves in writing.

     “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

       “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

      “Excess Cash Flow” means, for any period, the amount by which EBITDA exceeds the sum of (i) interest expense payable in cash; (ii) foreign, federal, state and local income taxes payable in cash; (iii) the aggregate amount of regularly scheduled and voluntary principal payments on all Indebtedness (excluding payments under the Revolving Line); (iv) the aggregate amount of capital expenditures and capitalized software development costs; (v) cash paid for acquisitions in excess of amounts financed with proceeds from Indebtedness; (vi) cash paid for earn-outs related to acquisitions (if not already included in EBITDA); and (vii) decreases in operating working capital (or reduced by increases in operating working capital).

       “Foreign Currency” means lawful money of a country other than the United States.

       “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

     “Free Cash Flow” means (i) EBITDA, less (ii) capital expenditures including capitalized software development costs.

     “Funded Debt” is all Indebtedness and any other (a) obligations to repay borrowed money, direct or indirect, incurred or assumed, (b) obligations for the deferred purchase price of capital, (c) obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (d) synthetic leases, (e) lease obligations that have been or should be capitalized on the books of Borrower in accordance with GAAP, (f) obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (g) transaction (including forward sale or purchase agreements) having the commercial effect, as determined by Bank, of a borrowing of money entered into by Borrower to finance its operations or capital requirements, and (h) guaranty of any obligations described in subparts (a) through (g) hereof.

     “Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

     “FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3. “FX Reserve” is defined in Section 2.1.3.

     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

      “Guarantor” is any present or future guarantor of the Obligations.

     “Hemo-Net LLC Asset Purchase” means Borrower’s purchase of the assets of Hemo-Net LLC on terms satisfactory to Bank.

     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

      “Initial Audit” is Bank’s inspection of the Collateral and Borrower’s Books.

     “Inlog Acquisition” means Borrower’s purchase of the outstanding stock of Inlog, S.A. on terms satisfactory to Bank.

     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

     “IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Effective Date.

     “Jackson Proceedings” means the lawsuit filed by Borrower against Donnie L. Jackson, Jr. on or around September, 2002 pursuant to which, on March 30, 2005, the Superior Court of the State of California in and for the County of El Dorado granted the motion for summary judgment for Donnie L. Jackson, Jr. and in connection with which, on September 1, 2005, Borrower deposited $1.004 million (the “Deposit”) with the Superior Court in the State of California in the County of El Dorado representing potential fees and attorneys' costs of Borrower and Borrower classified and expensed and set up a liability for such amount on the Company's balance sheets and pursuant to which, on December 2006, the summary judgment was reversed by the California Court of Appeals and the matter was remanded to the trial court. The Deposit was returned to Borrower in May, 2007.

     “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

       “Letter of Credit Application” is defined in Section 2.1.2(a) .

      “Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d) .

     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

     “Liquidity” is defined as i) unrestricted cash, Cash Equivalents and marketable securities plus net billed Accounts, divided by (ii) total consolidated Funded Debt.

     “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Subordination Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

     “Make-Whole Premium” is an amount equal to 2.0% of the outstanding Term Loan Advances if the prepayment is made on or before the first anniversary of the date hereof; 0.50% of the outstanding Term Loan Advances if the prepayment is made on or after the first anniversary hereof but before the second anniversary hereof; and 0.25% of outstanding Term Loan Advances if the prepayment is made on or after the second anniversary hereof but before the third anniversary hereof. No Make-Whole Premium shall apply if the prepayment is made on or after the third anniversary hereof.

     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

     “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

     “Obligations” are any Credit Party’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts any Credit Party owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Credit Party assigned to Bank, and the performance of any Credit Party’s duties under the Loan Documents.

     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

        “Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1. “Permitted Indebtedness” is:

(a)	Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)	Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)	Subordinated Debt;

(d)	unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

      (e)   Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

      (f)   extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;

      (g)   Indebtedness, secured solely by the accounts receivable of Inlog, S.A., in an aggregate amount not to exceed Eight Hundred Thousand Euros (¬800,000) owing to the sellers of Inlog, S.A. provided Bank has consented to the Inlog Acquisition; and

      (h)   unsecured Indebtedness of Inlog S.A. existing on the Effective Date in an aggregate amount not to exceed Six Hundred Thousand Euros (¬600,000).

“Permitted Investments” are:

(a)	Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)	Cash Equivalents;

        (c)      Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

        (f)     Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year;

      (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

      (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

      (i)   Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

      (j)  an Investment by Borrower in an aggregate amount not to exceed $4,800,000 in a wholly owned subsidiary proposed to be formed by Borrower under the laws of France under the proposed name of Global Med Technologies France, SAS (“Global Med France”) for the purpose of meeting initial equity capitalization requirements of French law, provided that Global Med France shall return such Investment in its entirety to Borrower and deposit, prior to July 31, 2008, unrestricted cash in an aggregate amount of at least $4,800,000 in an account in the name of Borrower maintained with Bank in the United States.

“Permitted Liens” are:

     (a)  Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

     (b)  Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

      (c)  purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

      (d)  Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $50,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

      (e)  Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

      (f)  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

      (g)  leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

      (h)  non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

      (i)  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

      (j)  Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts do not include reference to deposit accounts if Borrower is not permitted to maintain such accounts with institutions other than Bank; and

      (k) Liens in favor of CSS Properties LLC on Equipment located at 1165 Investment Blvd., Suite 150, El Dorado Hills, CA 95762 and listed on Annex A attached hereto provided that the aggregate amount of all such Equipment shall not exceed $50,000 at any time.

     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

       “Revolving Line” is an Advance or Advances in an amount equal to One Million Dollars ($1,000,000).

“Revolving Line Maturity Date” means June 12, 2011.

     “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in Section 2.1.3.

     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

     “Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

      “Term Loan Advance” and “Term Loan Advances” shall have meaning as defined in Section 2.1.5.

       “Term Loan Amount” is an amount of up to Five Million Dollars ($5,000,000).

“Term Loan Maturity Date” is December 1, 2013.

     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

“Transfer” is defined in Section 7.1.

       “Unused Revolving Line Facility Fee” is defined in Section 2.4(e) .

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS: GLOBAL MED TECHNOLOGIES, INC.

By: /s/  Michael I. Ruxin, M.D.
Name:   Michael I. Ruxin, M.D.
Title:     Chief Executive Officer

PEOPLEMED.COM, INC.

By: /s/  Michael I. Ruxin, M.D.
Name:   Michael I. Ruxin, M.D.
Title:     Chief Executive Officer

BANK:

SILICON VALLEY BANK By: /s/ Ryan C. Lee Name: Ryan C. Lee Title: Relationship Manager Effective Date: 6-17-08

[Signature page to Loan and Security Agreement]

ANNEX A

  [Signature page to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     Notwithstanding the foregoing, the “Collateral” does not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

     Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

EXHIBIT B

Loan Payment/Advance Request Form
DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date: ____________
LOAN PAYMENT:
GLOBAL MED TECHNOLOGIES, INC. AND PEOPLEMED.COM, INC.

From Account # _________________________________________________ (Deposit Account #) Principal $ ____________________________________	To Account # __________________________________________________________________ (Loan Account #) and/or Interest $ __________________________________________________
Authorized Signature: ___________________________	Phone Number: ________________________________
Print Name/Title: ______________________________

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________                                                    To Account # __________________________________________________
                             (Loan Account #)                                                                                                      (Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: ___________________________________	Phone Number: _________________________________
Print Name/Title: ______________________________________

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time.

Beneficiary Name: _____________________________________________ Beneficiary Bank: _____________________________________________ City and State:________________________________________________	Amount of Wire: $ ___________________________________________________________________________ Account Number:_____________________________________________________________________________

Beneficiary Bank Transit (ABA) #: _____________________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): ________________________________
(For International Wire Only)

Intermediary Bank: _______________________________________________
For Further Credit to: _____________________________________________

Special Instruction: _______________________________________________________________

Transit (ABA) #: _____________________________________________________________________________ ____________________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ______________________________________________________
Print Name/Title: _________________________________________________________
Telephone #: _____________________________________________________________

2nd Signature (if required): _________________________________________________________________
Print Name/Title: _______________________________________________________________________
Telephone #: ___________________________________________________________________________

EXHIBIT C
BORROWING BASE CERTIFICATE
Borrower: GLOBAL MED TECHNOLOGIES, INC. and PEOPLEMED.COM, INC.
Lender: Silicon Valley Bank
Commitment Amount:		$_______________

ACCOUNTS RECEIVABLE
1	.	Accounts Receivable (invoiced) Book Value as of	$_______________
2	.	Additions (please explain on reverse)	$_______________
3	.	TOTAL ACCOUNTS RECEIVABLE	$_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4	.	Un-invoiced Accounts	$_______________
5	.	Amounts over 90 days due	$_______________
6	.	Balance of 50% over 90 day accounts	$_______________
7	.	Credit balances over 90 days	$_______________
8	.	Concentration Limits	$_______________
9	.	Foreign Accounts	$_______________
10	.	Governmental Accounts	$_______________
11	.	Contra Accounts	$_______________
12	.	Promotion or Demo Accounts	$_______________
13	.	Intercompany/Employee Accounts	$_______________
14	.	Disputed Accounts	$_______________
15	.	[reserved]	$_______________
16	.	Other (please explain on reverse)	$_______________
17	.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________
18	.	Eligible Accounts (#3 minus #17)	$_______________
19	.	ELIGIBLE AMOUNT OF ACCOUNTS [80% of #18, subject to 0-5% dilution rate;	$_______________
75% of #18, subject to 6-10% dilution rate; 70% of #18, subject to 11-15% dilution rate]

BALANCES
20	.	Maximum Loan Amount	$ 1,000,000
21	.	Total Funds Available [Lesser of #20 or #19]	$_______________
22	.	Present balance owing on Line of Credit	$_______________
23	.	Outstanding under Sublimits	$_______________
24	.	RESERVE POSITION (#23 minus #24 and #25)	$_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER
Date:
By:	Verified:
Authorized Signer	AUTHORIZED SIGNER
Date:	Date:
Compliance Status: Yes No

EXHIBIT D

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: Global Med Technologies, Inc. DATE: June 12, 2008 BANK: Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.	Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State o f Colorado.

3.       Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.     The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories
Michael I. Ruxin, M.D.	Chief Executive Officer	/s/ Michael I. Ruxin, M.D.	☒
Darren Craig	Acting Chief Financial Officer	/s/ Darren Craig	☒
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank ("Bank").
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower's capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.      The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Kim Geist
Name:  Kim Geist
Title:   Corporate Secretary

     *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

     I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as [print title] of the date set forth above.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

2

CORPORATE BORROWING CERTIFICATE

BORROWER: PeopleMed.com, Inc.		DATE: June 12, 2008
BANK:	Silicon Valley Bank
I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.	Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Colorado.

3.        Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.         The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories
Michael I. Ruxin, M.D.	Chief Executive Officer	/s/ Michael I. Ruxin, M.D.	☒
Darren Craig	Acting Chief Financial Officer	/s/ Darren Craig	☒
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank ("Bank").
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower's capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.      The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Kim Geist
Name:  Kim Geist
Title:   Corporate Secretary

     *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

     I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as [print title] of the date set forth above.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT E
COMPLIANCE CERTIFICATE
TO:	SILICON VALLEY BANK	Date:
FROM:	GLOBAL MED TECHNOLOGIES, INC. and PEOPLEMED.COM, INC.

     The undersigned authorized officer of Global Med Technologies, Inc. and PeopleMed.com, Inc. (collectively as “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending  _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with	Monthly within 30 days		Yes	No
Compliance Certificate
Annual financial statement (CPA Audited) + CC	FYE within 90 days		Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No
Borrowing Base Certificate A/R Agings	Monthly within 30 days*		Yes	No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Cumulative Free Cash Flow	See Agreement	$	Yes	No

Maintain on a Monthly Basis:
Liquidity Ratio	See Agreement	_____:1.0	Yes	No

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

GLOBAL MED TECHNOLOGIES, INC.	BANK USE ONLY

Received by:
By: ___________________________________________________	AUTHORIZED SIGNER
Name: _________________________________________________	Date:
Title: __________________________________________________
Verified:
PEOPLEMED.COM, INC.	AUTHORIZED SIGNER
Date:
By: ___________________________________________________	Compliance Status: Yes No
Name: _________________________________________________
Title: __________________________________________________

Schedule 1 to Compliance Certificate Financial Covenants of Borrower

Dated: ____________________

     In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.   Free Cash Flow (Section 6.7(a))

Required: Borrower shall maintain at all times, tested as of the last day of each quarter, a minimum cumulative Free Cash Flow in the amount set forth below for the corresponding cumulative period, as follows:

	Cumulative Period	Amount

•	Three (3) months ending September 30, 2008	$300,000
•	Six (6) months ending December 31, 2008	$900,000

•	Three (3) months ending March 31, 2009	$600,000
•	Six (6) months ending June 30, 2009	$1,200,000
•	Nine (9) months ending September 30, 2009	$1,800,000
•	Twelve (12) months ending December 31, 2009	$2,400,000

•	Three (3) months ending March 31, 2010	$600,000
•	Six (6) months ending June 30, 2010	$1,200,000
•	Nine (9) months ending September 30, 2010	$1,800,000
•	Twelve (12) months ending December 31, 2010	$2,400,000

•	Three (3) months ending March 31, 2011	$800,000
•	Six (6) months ending June 30, 2011	$1,600,000
•	Nine (9) months ending September 30, 2011	$2,400,000
•	Twelve (12) months ending December 31, 2011	$3,200,000
•	Each fiscal quarter thereafter will replicate the quarterly requirement for the 2011 fiscal year.

Actual:
1.	Cumulative Period:	month period ending ____________,
A.	Required amount specified in table above		$
B.	Net Income (as defined in the Agreement)		$
C.	Income tax expense		$
D.	Interest Expense (as defined in the Agreement)		$
E.	Depreciation expense		$
F.	Amortization expense		$
G.	Non-cash stock compensation expense		$
H.	Non-recurring non-cash charges		$

I.	EBITDA (the sum of lines A through H)		$
J.	Capital expenditures (including capitalized software development costs)		$
K.	Free Cash Flow (line I less line J)		$
Is line K equal to or greater than line A?			$
	________ No; not in compliance.	____________ Yes; in compliance.	$

II.	Liquidity Ratio (Section 6.7(b))

Required: Borrower shall maintain a ratio of unrestricted cash, Cash Equivalents and marketable securities plus net billed Accounts to total consolidated Funded Debt of not less than the following, tested monthly:

Period	Ratio
Effective Date through and including September 30, 2008	1.10:1.00
October 1, 2008 through and including March 31, 2009	1.30:1.00
April 1, 2009 through and including June 30, 2009	1.40:1.00
Each month thereafter	1.75:1.00

During the intra-quarter months only, a violation of the applicable minimum Liquidity Ratio in a particular intra-quarter month will not constitute an Event of Default if as of that month end, Borrower maintains greater than Two Million Five Hundred Thousand Dollars ($2,500,000) of unrestricted cash with Bank and Bank’s Affiliate.

Actual:
2.	Month: _____	Relevant Period: _______________________
A.	Required ratio for relevant period		____:1.00
B.	Unrestricted cash and Cash Equivalents (as defined in the Agreement)		$
C.	marketable securities		$
D.	net billed Accounts (as defined in the Agreement)		$
E.	Total numerator (sum of lines B, C and D)		$
F.	total consolidated Funded Debt (as defined in the Agreement)		$
G.	Liquidity Ratio (line E divided by line F)		____:1.00
Is line G equal to or greater than line A?
______ Yes; in compliance.
______ No; continue.

Is this month an intra-quarter month?

___________ No; not in compliance. ___________ Yes; continue

Does unrestricted cash balance with Bank and Bank’s affiliates exceed Two
Million Five Hundred Thousand Dollars ($2,500,000)?

           _________ Yes; in compliance.
           _________  No; not in compliance.